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Exhibit 10.6

      INDEMNIFICATION, DEFENSE, HOLD HARMLESS AND REIMBURSEMENT AGREEMENT

            This INDEMNIFICATION, DEFENSE, HOLD HARMLESS AND REIMBURSEMENT AGREEMENT (this "Agreement") is made this 29th day of December, 1999, by and between Balanced Care Corporation, a Delaware corporation ("BCC"), and IPC Advisors S.a.r.l., a Luxembourg corporation ("IPC").

                                   WITNESSETH:

            WHEREAS, BCC and IPC have agreed to jointly execute a Promissory
Note in the principal amount of $7,811,054 to be dated as of December 30, 1999 (as the same may be amended, modified, supplemented or extended, the "BCC-IPC Note") in favor of New Meditrust Company LLC, a Delaware limited liability company (New Meditrust Company LCC, together with any other holder of the BCC-IPC Note, is referred to herein as "Meditrust"); and

            WHEREAS, the execution of the BCC-IPC Note is a condition precedent to the sale of certain properties by Meditrust to the Realty Companies; and

            WHEREAS, IPC has required the execution and delivery of this Agreement by BCC as a condition precedent to IPC's execution of the BCC-IPC Note and agreement to be jointly and severally liable with BCC under the BCC-IPC Note, and IPC would not be willing to execute the BCC-IPC Note or be held jointly and severally liable with BCC under the BCC-IPC Note in the absence of the execution and delivery by BCC of this Agreement.

            NOW, THEREFORE, as an inducement to IPC to execute the BCC-IPC Note and agree to be jointly and severally liable with BCC under the BCC-IPC Note, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, BCC, intending to be legally and fully bound, hereby covenants and agrees to and for the benefit of IPC as follows:

            1. General Indemnity. (a) BCC shall indemnify, defend (with counsel reasonably acceptable to IPC) and hold harmless IPC, its directors, officers, shareholders, employees, agents and professional advisors (collectively, the "Indemnified Parties") from and against any and all claims, losses, damages, judgments, suits, causes of action, impairment of rights, expenses (including without limitation court costs and reasonable attorneys' fees) and costs (each, a "Loss", and collectively, "Losses") that they, or any of them, may incur for or on account of or arising (directly or indirectly) out of actions taken or threatened by any Person under, or otherwise related to or in connection with, the BCC-IPC Note. Without limiting the generality of the definition of Losses, Losses shall include, without limitation, the payment of any and all amounts whatsoever
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required to be paid by IPC to Meditrust under the BCC-IPC Note, including without limitation all principal, interest, costs or expenses due thereunder.

            (b) Notwithstanding the foregoing provisions to the contrary, in no event shall BCC be required to indemnify, defend or hold harmless one or more Indemnified Party if the Loss for which such Indemnified Party is seeking to make a claim hereunder arose as a result of the grossly negligent or willful misconduct of any Indemnified Party or a breach of fiduciary duty of IPC or any affiliate of IPC to BCC. Without limiting the foregoing, but provided no default beyond any applicable cure period has occurred under the BCC-IPC Note, IPC shall not prepay before maturity (unless otherwise required by Meditrust pursuant to the terms of the BCC-IPC Note) any principal or interest under the BCC-IPC Note without the prior written consent of BCC, which consent (absent a default beyond the applicable cure period under the BCC-IPC Note) may be withheld in the sole and absolute discretion of BCC.

            2. Reimbursement of Fees, Costs and Expenses. BCC shall promptly upon demand reimburse any Indemnified Party for any and all reasonable fees, costs and expenses (collectively "Fees") whatsoever incurred or suffered by any Indemnified Party arising or resulting from or in connection with any Loss, including without limitation court costs, filing fees and other court related expenses, reasonable attorneys' fees and costs of any Indemnified Party incurred in connection with the enforcement of this Agreement, and all other costs and expenses incurred by any Indemnified Party, whether foreseen or unforeseen, arising in connection with the enforcement of the rights of any Indemnified Party hereunder.

            3. Payment of Losses and Fees; Obligations Not Paid to Incur Interest. BCC shall make all payments to IPC required hereunder within 15 days after written demand is made, which writing shall also contain such documentation evidencing Losses and Fees as may reasonably be needed to verify such Losses and Fees; provided, however, in connection with any Loss resulting from any payments of principal and interest under the BCC-IPC Note, no such documentation shall be required. Notwithstanding the foregoing, the documentation evidencing Losses and Fees provided by IPC shall be deemed to be true and correct, absent manifest error. All obligations, indemnifications, payments and reimbursements owed hereunder from time to time to or for the benefit of any Indemnified Party, if not paid when due, shall incur interest at the Default Rate.

            4. Representations and Warranties of BCC. BCC represents and warrants to IPC as follows:

            (a) BCC (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the power and holds all licenses


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      necessary to carry on its business as it is being conducted and (c) is duly qualified to transact business in each jurisdiction in which qualification is required and where failure to do so would have a material adverse effect on the business of BCC;

            (b) BCC has the corporate power, authority and legal right and any approval required by law to enter into and carry out the terms, provisions and agreements contained herein and in the other Loan Documents, and to make the representations and warranties contained herein and therein;

            (c) the execution, delivery and performance of this Agreement by BCC does not contravene and will not result in the breach of any of the terms and provisions of, or constitute a default under, the charter documents of BCC or any note, indenture, mortgage, deed of trust, other agreement, commitment, contract, or other instrument, obligation or restriction affecting BCC or any property owned by BCC, or violate any statute, ordinance, by-law, code, rule, ruling, regulation, restriction, order, judgment, decree, writ, judicial or administrative interpretation or injunction of any governmental authority having jurisdiction over BCC or any property owned by BCC;

            (d) except as already obtained or filed, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition to (i) the execution and delivery of this Agreement or any of the other Loan Documents by BCC, (ii) the performance of BCC's obligations hereunder and thereunder or (iii) the validity or enforceability of any of the same; and

            (e) this Agreement and each of the other Loan Documents are the legal, valid and binding obligation of BCC enforceable against BCC in accordance with their terms, except as enforceability may be limited by bankruptcy and creditor's rights laws, and general principles of equity.

            5. Security for Obligations Hereunder. The obligations of BCC hereunder will be secured by Pledged Interests to be defined in and provided by that certain Stock Pledge Agreement (the "Stock Pledge") to be among FRR Investments Limited, a Cayman Islands corporation ("FRR"), IPC, BCC, the additional Pledgors to be named therein and the Realty Companies. In addition to securing the obligations of BCC hereunder, the Stock Pledge will also secure the obligations of BCC under that certain Series One 1999 BCC Discount Note of even date herewith in the issued amount of $7,424,580 (the "Note") issued in favor of FRR. In the event of a default or breach hereunder by BCC which remains uncured for a period of 15 days after written


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notice is provided to BCC, IPC and FRR shall have, in addition to all rights and remedies provided hereunder or at law or in equity, the right to exercise any and all remedies available to the Secured Party under the Stock Pledge.

            6. Waiver. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.

            7. Binding Effect; Assignment. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party hereto shall assign this Agreement nor any of its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

            8. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflicts of laws principles.

            9. Further Cooperation. BCC agrees to execute and deliver to any Indemnified Party such further instruments, notices, certificates, affidavits and any other writing or agreement as any Indemnified Party may reasonably request in connection with this Agreement.

            10. Interpretation. Capitalized terms used but not defined herein have the meanings set forth for such terms in the Promissory Note, and the rules of interpretation provided in the Promissory Note shall apply to this Agreement.

            11. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

   If to BCC:              Balanced Care Corporation
                           1215 Manor Drive
                           Mechanicsburg, Pennsylvania 17055
                           Attention: President

   With copies to:         Balanced Care Corporation
                           1215 Manor Drive
                           Mechanicsburg, Pennsylvania 17055
                           Attention: Legal Department

                           and


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                            Kirkpatrick & Lockhart LLP
                            Henry W. Oliver Building
                            535 Smithfield Street
                            Pittsburgh, PA 15235
                            Attention:  Steven J. Adelkoff

   If to IPC:               IPC Advisors S.a.r.l.
                            38-40 Rue Sainte Zithe
                            Luxembourg L-2763
                            Attention: J.B. Unsworth

   With copies to:          Goodman, Phillips & Vineberg
                            250 Young Street; Suite 2400
                            Toronto, Ontario M5B 2M6
                            Attention: Stephen Pincus

                            Unsworth and Associates
                            Herengracht 483, 1017 BT
                            Amsterdam, Netherlands
                            Attention: J.B. Unsworth

or at such other place as either the Holder or the Maker may from time to time hereafter designate to the other in writing. Any notice given to the Maker by the Holder at any time shall not imply that such notice or any further or similar notice was or is required.

            12. Captions and Headings. The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of, or the scope or intent of, this Agreement or any portion hereof.

            13. Counterparts. IPC and BCC may execute this Agreement in any number of counterparts, each of which, when executed and delivered, shall have the force and effect of an original; but all such counterparts shall constitute one and the same instrument.

            14. Termination of Obligations. This Agreement, and all obligations of BCC hereunder, shall automatically and with no further action on the party of any party terminate and be of no further force and effect at such time as the BCC-IPC Note is retired, and all obligations thereunder have been satisfied.

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            IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the day and year first above written.


                                          BALANCED CARE CORPORATION,
                                          a Delaware corporation

                                          By:/s/Robin L. Barber
                                          Name:  Robin L. Barber
                                          Title:Senior Vice President
                                          and Legal Counsel & Assistant
                                          Secretary


                                          IPC ADVISORS S.A.R.L.,
                                          a Luxembourg corporation

                                          By:/s/J.B. Unsworth
                                          Name:J.B. Unsworth
                                          Title:Managing Director



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